Exhibit 24.1 – Power of Attorney of certain officers and directors of Registrant

POWER OF ATTORNEY

We, the undersigned directors and officers of Enterprise Financial Services Corp (the “Corporation”) and each of us, do hereby constitute and appoint Peter F. Benoist and Frank H. Sanfilippo, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462) to the Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462) to such Registration Statement; and we do hereby ratify and conform all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Peter F. Benoist	Chief Executive Officer and Director	March 11, 2010
Peter F. Benoist

/s/ James J. Murphy	Chairman of the Board and Director	March 11, 2010
James J. Murphy

/s/ William H. Downey	Director	March 11, 2010
William H. Downey

/s/ Robert E. Guest, Jr.	Director	March 11, 2010
Robert E. Guest, Jr.

/s/ Lewis A. Levey	Director	March 11, 2010
Lewis A. Levey

/s/ Birch M. Mullins	Director	March 11, 2010
Birch M. Mullins

/s/ Henry D. Warshaw	Director	March 11, 2010
Henry D. Warshaw

/s/ Michael A. DeCola	Director	March 11, 2010
Michael A. DeCola

/s/ Brenda D. Newberry	Director	March 11, 2010
Brenda D. Newberry

/s/ Sandra A. Van Trease	Director	March 11, 2010
Sandra A. Van Trease

/s/ John S. Eulich	Director	March 11, 2010
John S. Eulich

/s/ John M. Tracy	Director	March 11, 2010
John M. Tracy